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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the amendment to the registration statement (Form S-3) and related Prospectus of DOR BioPharma, Inc. for the registration of 5,297,732 shares of its common stock and to the incorporation by reference therein of our report dated February 21, 2003, with respect to the consolidated financial statements of DOR BioPharma, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin

May 23, 2003